Exhibit 99.1

Lincare Holdings Inc. Announces Share Repurchase Program
Monday December 13, 8:31 am ET

CLEARWATER, Fla., Dec. 13 /PRNewswire-FirstCall/ -- Lincare Holdings Inc. (Nasdaq: LNCR - News), a leading provider of oxygen and other respiratory therapy services delivered to patients in the home, today announced that its Board of Directors has authorized the Company to repurchase up to $250 million of its outstanding common stock. Further, Lincare has obtained consent from the required lenders to amend its bank credit agreement to provide for this increased repurchase authorization. Purchases will be made through open market or privately negotiated transactions, subject to market conditions and trading restrictions.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “The share repurchase program reflects our confidence in the fundamentals of our business and our optimism about Lincare’s long-term growth prospects. With strong operating cash flow and financial liquidity, Lincare has the resources to repurchase shares while continuing to pursue its business objectives.”

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of oxygen and other respiratory therapy services to patients in the home. The Company provides services and equipment to over 520,000 customers in 47 states.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operations of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.